EXHIBIT 11

                         COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                                         Years Ended January 31,
                                                     ----------------------------------------------------------------
                                                           1999                   1998                  1997
                                                     ------------------     -----------------      -----------------
Diluted:
   Net income....................................    $      5,683,000       $      4,875,000       $      4,665,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........            (267,000)              (372,000)              (267,000)
                                                     ==================     =================      =================
   Net income used in calculation of diluted income  $      5,416,000       $      4,503,000       $      4,398,000
      per share..................................
                                                     ==================     =================      =================

Weighted average number of common shares
   outstanding during the year...................           4,608,000              4,744,000              4,766,000
Add--common equivalent shares (determined using the
   "treasury stock" method) representing shares
   issuable upon exercise of stock options and
   warrants......................................             204,000                332,000                350,000
                                                     ==================     =================      =================
Weighted average number of shares used in
    calculation of diluted income per share......           4,812,000              5,076,000              5,116,000
                                                     ==================     =================      =================

Diluted income per common share..................    $           1.13       $            .89       $            .86
                                                     ==================     =================      =================
